UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2004

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2004, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release announcing a reorganization of top management of its Mohegan Sun operation effective September 6, 2004. William J. Velardo, age 49 and chief executive officer of Mohegan Sun and the Authority, will be ceding ongoing management of Mohegan Sun to Mitchell Grossinger Etess, age 46, who will become president and chief executive officer of Mohegan Sun. Mr. Etess is currently the executive vice president of marketing for Mohegan Sun. Mr. Velardo will continue as the chief executive officer of MTGA. Jeffrey E. Hartmann, age 42 and executive vice president and chief financial officer of MTGA, will become executive vice president and chief operating officer of Mohegan Sun. Leo M. Chupaska, age 55, was named the chief financial officer of the Authority to replace Mr. Hartmann. Mr. Chupaska is currently the chief financial officer of the Mohegan Tribe of Indians of Connecticut.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com, under “About Mohegan Sun/Pressroom”.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: August 24, 2004	By:	/s/ Mark F. Brown
Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated August 24, 2004.